POWER OF ATTORNEY

The undersigned, being a
person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934,
as amended (the '1934 Act'),
with respect to MBIA
Capital/Claymore Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Melissa J. Nguyen
or Mark E. Mathiasen to
act as attorney-in-fact to
execute and file statements
on Form 3, Form 4 and
Form 5 and any successor
forms adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940, as amended, and
the rules thereunder, and to
take such other actions as
such attorney-in-fact may
deem necessary or appropriate
in connection with such
statements, hereby confirming
and ratifying all actions that
such attorney-in-fact has
taken or may take in reliance
hereon.  This power of attorney
shall continue in effect until the
undersigned no longer has an
obligation to file statements
under the section cited above,
or until specifically terminated
in writing by the undersigned.

IN WITNESS WHEREOF, the
undersigned has duly executed
this power of attorney as of the
29th day of May, 2008.


/s/ Kevin M. Robinson